U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2004

Commission File Number 000-18546

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	11-2934195
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2200 Montauk Highway Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

Item 5. Other Events

        On May 17, 2004, the Board of Directors of Bridge Bancorp, Inc. (the “Company”) reaffirmed the Company’s Stock Repurchase Program (the “Program”) and approved the repurchase of approximately 5% of its common shares outstanding from time to time in the open market or through private purchases, depending on market conditions. This reaffirmation and approval brings the number of shares authorized for repurchase to 208,172. The repurchased shares will be used for general corporate purposes.

        Under prior Stock Repurchase Programs, the Company repurchased 167,590 shares.

Item 7. Financial Statements and Exhibits

      (a) Exhibits

    1.        Press Release — Bridge Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE BANCORP, INC.

By:	/s/ Thomas J.Tobin
Thomas J. Tobin President and Chief Executive Officer

Date:    May 19, 2004